UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES

EXCHANGE ACT OF 1934

HSBC HOLDINGS PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8 Canada Square

London E14 5HQ

United Kingdom

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares evidenced by American Depositary receipts, each representing one-fortieth of a Share of 6.20% Non-Cumulative Dollar Preference Shares, Series A	New York Stock Exchange

6.20% Non-Cumulative Dollar Preference Shares, Series A	New York Stock Exchange*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-92024

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

*	Not for trading, but only in connection with the registration of American Depositary Shares.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On June 28, 2002, HSBC Holdings plc (the Registrant) filed with the Securities and Exchange Commission (the Commission) a Registration Statement on Form F-3 (File No. 333-92024) (the Registration Statement) relating, among other securities, to U.S. dollar preference shares and American Depositary Shares of the Registrant. On October 1, 2002, the Registrant filed with the Commission Amendment No. 1 to the Registration Statement. On November 25, 2002, the Registration filed Amendment No. 2 to the Registration Statement. On November 26, 2002, the Commission declared the Registration Statement, as amended by Amendment No. 1 and Amendment No. 2, effective under the Securities Act of 1933, as amended (the Securities Act).

On September 16, 2005, the Registrant filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act, the prospectus dated November 26, 2002, as supplemented by the prospectus supplement dated September 15, 2005 (the Prospectus and the Prospectus Supplement, respectively). The Prospectus and the Prospectus Supplement are incorporated herein by reference to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to the information set forth on pages 22 through 27 (under “Description of Dollar Preference Shares”), pages 28 through 35 (under “Description of ADSs”) and pages 36 through 43 (under “Taxation”) contained in the Company’s Prospectus contained in the Registration Statement and on the cover page, pages S-15 (under “Description of Series A American Depositary Shares”), pages S-15 through S-19 (under “Terms of the Series A Preference Shares”) and pages S-20 through S-23 (under “Taxation”) of the Prospectus Supplement all of which information is incorporated by reference in this registration statement.

Item 2.	Exhibits.

The following exhibits shall be, or have been, filed with the New York Stock Exchange, Inc. or the Securities and Exchange Commission:

1.	Memorandum and Articles of Association of the Registrant, as amended.*

2.	Resolutions of the Board of Directors and a committee of the Board of Directors of the Registrant providing for the issuance of Series A preference shares and the Series A American depositary shares.

3.	Form of share warrant representing dollar preference shares in bearer form.*

4.	Form of share certificate representing dollar preference shares in registered form.*

5.	Form of ADR Deposit Agreement among the Registrant, The Bank of New York and all holders from time to time of American Depositary Receipts.*

*	Incorporated by reference to the Form F-3 (File No. 333-92024) previously filed by the Registrant with the Commission on November 25, 2002.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: HSBC Holdings plc

By:	/S/ DOUGLAS J. FLINT
Name:	DOUGLAS J. FLINT
Title:	GROUP FINANCE DIRECTOR

Date: September 16, 2005